EXHIBIT 10.11
FIRST FINANCIAL BANCORP.
AMENDED AND RESTATED
1999 NON-EMPLOYEE DIRECTOR STOCK PLAN
SECTION 1. Purpose
The purpose of this Amended and Restated 1999 Non-Employee Director Stock Plan (formerly known as the 1999 Stock Option Plan for Non-Employee Directors) is to promote the interest of First Financial Bancorp., its Subsidiaries and shareholders, by allowing the Corporation to attract and retain highly qualified non-employee directors by permitting them to obtain or increase their proprietary interest in the Corporation.
SECTION 2. Definitions and Construction
2.1 Definitions. As used in the Plan, terms defined parenthetically immediately after their use shall have the respective meanings provided by such definitions, and the terms set forth below shall have the following meanings (in either case, such terms shall apply equally to both the singular and plural forms of the terms defined):
     (a) “Award” means any Option, Restricted Stock or a combination thereof awarded under the Plan.
     (b) “Award Agreement” means the agreement, certificate or other instrument evidencing the grant of any Award under the Plan.
     (c) “Board” means the Board of Directors of the Corporation.
     (d) “Cause” means a felony conviction of a Non-Employee Director or the failure of a Non-Employee Director to contest prosecution for a felony, or a Non-Employee Director’s willful misconduct or dishonesty, any of which is determined by the Board to be directly and materially harmful to the business or reputation of the Corporation or its subsidiaries.
     (e) “Change in Control” means the happening of any of the following events:
          (i) the approval by the shareholders of the Corporation of a reorganization, merger or consolidation of the Corporation (“Corporate Transaction”) and the consummation of such Corporate Transaction, and as a result of such Corporate Transaction less than 75% of the outstanding voting securities of the surviving or resulting corporation will be owned in the aggregate by the former shareholders of the Corporation as the same shall have existed immediately prior to such Corporate Transaction; or
          (ii) the approval by the shareholders of the Corporation (or the Board or appropriate officers if shareholder approval is not required) of the sale by the Corporation of all or substantially all of its assets to another corporation, which is not a wholly owned subsidiary of the Corporation, and the consummation of such sale; or
          (iii) an acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the outstanding voting securities of the

Corporation or the acquisition by such Person of the ability to control in any manner the election of a majority of the directors of the Corporation; excluding, however, the following: (a) an acquisition directly from the Corporation, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Corporation; (b) any acquisition by the Corporation; or (c) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation; or
          (iv) Within any period of two consecutive years commencing on or after the effective date of the Plan, individuals who at the beginning of such period (“Incumbent Directors”) constitute the Board cease for any reason to constitute at least a majority thereof, unless the election of each director who is not a director at the beginning of such period has been approved in advance by directors representing at least a majority of the directors then in office who were directors at the beginning of the period, and any elected director so approved shall be considered as an Incumbent Director.
     (f) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.
     (g) “Common Stock” means common shares, without par value, of the Corporation.
     (h) “Committee” means the compensation committee of the Board or another committee appointed by the Board, provided that all members of the Committee must be Non-Employee Directors as defined in Section 2.1(o) of this Plan, and must also be “non-employee directors” as such term is defined in Rule 16b-3(b)(3)(i) under the Exchange Act.
     (i) “Corporation” means First Financial Bancorp., an Ohio corporation.
     (j) “Disability” means permanent and total disability as determined under procedures established by the Board for purposes of the Plan.
     (k) “Effective Amendment Date” means date of the 2006 annual meeting at which this amended and restated Plan is approved by the shareholders of the Corporation.
     (l) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.
     (m) “Fair Market Value” means as of any given date the closing price of the Common Stock as reported by the NASDAQ National Market System. In the event that there are no such Common Stock transactions on such date, the Fair Market Value shall be determined as of the immediately preceding date on which there were stock transactions. If there is no regular public trading market for such Common Stock, the Fair Market Value of the Common Stock shall be determined by the Board in good faith.
     (n) “Grantee” means a Non-Employee Director who has been granted a Restricted Stock Award, or the personal representative, heir or legatee of the Grantee who has rights to the Restricted Stock.
     (o) “Non-Employee Director” means a member of the Board who is not an employee of the Corporation or any Subsidiary of the Corporation.
     (p) “Option” means an option granted to an Optionee pursuant to the Plan.

     (q) “Optionee” means a Non-Employee Director who has been granted an Option Award or the personal representative, heir or legatee of an Optionee who has the right to exercise the Option upon the death of the Optionee.
     (r) “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a “Group” as defined in Section 13(d).
     (s) “Plan” means this Amended and Restated 1999 Non-Employee Director Stock Plan, as the same may be amended from time to time.
     (t) “Restriction Period” means the period during which shares of Restricted Stock are subject to forfeiture or restrictions on transfer (if applicable) as described in Section 7 of the Plan and any applicable Award Agreement.
     (u) “Restricted Stock” means Common Stock awarded to a Grantee pursuant to the Plan which is subject to forfeiture and restrictions on transferability in accordance with Section 7 of the Plan.
     (v) “Retirement” means retirement from the Board on or after age 70 or with the consent of the Board.
     (w) “Subsidiary” means, with respect to any company, any corporation or other Person of which a majority of its voting power, equity securities or equity interest is owned directly or indirectly by such company.
2.2 Gender and Number. Except where otherwise indicated by the context, reference to the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.
2.3 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
SECTION 3. Shares Subject To The Plan
3.1 Shares Available. The stock to be offered under the Plan shall be shares of Common Stock, which may be unissued Common Stock or treasury Common Stock. The aggregate number of shares of Common Stock subject to Awards under the Plan shall not exceed 500,000 shares, subject to the adjustments provided in Section 8. As of the Effective Amendment Date, the adjusted aggregate number of such shares is 577,000.
3.2 Canceled, Terminated or Forfeited Awards. Any shares of Common Stock subject to any portion of an Award which, in any such case and for any reason, expires, or is canceled, terminated or otherwise forfeited, without the recipient having received any benefits of ownership (as such phrase is construed by the Securities and Exchange Commission or its staff), shall again be available for distribution in connection with Awards under the Plan.
SECTION 4. Administration
4.1 General. The Plan shall be administered by the Board. Subject to the express provisions of the Plan, the Board shall have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the Awards and Agreements (which shall comply with and be subject to the terms and conditions of the Plan) and to make all other determinations necessary or advisable for the administration of the Plan. The Board’s determination of the matters referred to in this Section 4.1 shall be conclusive.
4.2 Section 16 Compliance. It is the intention of the Corporation that the Plan and the administration of the Plan comply in all respects with Section 16(b) of the Exchange Act and the rules and regulations promulgated thereunder. If any Plan provision, or any aspect of the administration of the Plan, is found not to be in compliance with Section 16(b) of the Exchange Act, the provision or administration shall be deemed null and void, and in all events the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3 promulgated under the Exchange Act.
SECTION 5. Eligibility and Non-Discretionary Grants
5.1 Non-Discretionary Initial Grant. Each individual who first becomes a Non-Employee Director on or after the Effective Amendment Date of the Plan shall automatically be granted on the first day of such individual’s first term of office as a Non-Employee Director (a) an Option to purchase 8,663 shares of Common Stock; (b) Restricted Shares having a Fair Market Value of $60,000 (determined without regard to restrictions) or a combination thereof. The Committee shall determine whether an Option Award, Restricted Stock Award or a combination thereof, shall be granted. The value of any combination Award shall not exceed the greater of the value of an individual Option Award or Restricted Stock Award, as such value is determined by the Committee in its discretion.
5.2 Non-Discretionary Grant Upon Re-election. On the date of each annual meeting of the shareholders of the Corporation on or subsequent to the Effective Amendment Date of the Plan, each Non-Employee Director who first became a Non-Employee Director prior to such annual meeting and who has been elected at such annual meeting to continue to serve as a Non-Employee Director after such annual meeting shall automatically be granted (a) an Option to purchase 8,663 shares of Common Stock; (b) Restricted Shares having a Fair Market Value of $60,000 (determined without regard to restrictions) or a combination thereof. The Committee shall determine whether an Option Award, Restricted Stock Award or a combination thereof, shall be granted. The value of any combination Award shall not exceed the greater of the value of an individual Option Award or Restricted Stock Award, as such value is determined by the Committee in its discretion.
SECTION 6. Option Terms
6.1 Option Price. The purchase price of the Common Stock under each Option granted under the Plan shall be 100% of the Fair Market Value of the Common Stock on the date such Option is granted.
6.2 Nonqualified Stock Options. Only nonqualified stock options shall be granted under the Plan.
6.3 Vesting. All Options shall become exercisable on and after the first anniversary of the date of grant. Notwithstanding the foregoing provisions of this Section 6.3, upon a Change in Control, all Options shall become fully vested and exercisable and the Optionee shall have the right to exercise the Option in full as to all shares of Common Stock subject to the Option.
6.4 Option Term. The term of each Option shall be ten years from the date of grant or such shorter period as is prescribed in Section 6.6. Except as provided in Section 6.6 and Section 6.8, no Option may be exercised at any time unless the holder is then a director of the Corporation.
6.5 Method of Exercise. Subject to Section 6.3 and the terms of any Option Agreement, Options may be exercised, in whole or in part, at any time during the Option term, by giving written notice of exercise to the Corporation, specifying the number of shares of Common Stock subject to the Option to be purchased.
Such notice shall be accompanied by payment in full of the purchase price by certified or bank check or such other instrument as the Corporation may accept. Unless otherwise determined by the Board, payment, in full or in part, also may be made in the form of shares of unrestricted Common Stock already owned by the Optionee for at least six months of the same class as the Common Stock subject to the Option (based on the Fair Market Value of the Common Stock on the date the Option is exercised).
In addition, unless otherwise determined by the Board, payment for any Common Shares subject to an Option also may be made by instructing the Corporation to withhold a number of such Common Shares having a Fair Market Value on the date of exercise equal to the aggregate exercise price of such Option.
Upon exercise of an Option, the Corporation shall have the right to retain or sell without notice sufficient Common Stock to cover withholding for taxes, if any, as described in Section 10.
No shares of Common Stock shall be issued until full payment therefor has been made. An Optionee shall have all of the rights of a shareholder of the Corporation holding the class or series of Common Stock that is subject to such Option (including, if applicable, the right to vote the shares and the right to receive dividends) only when the Optionee has given written notice of exercise and has paid in full for such shares.
6.6 Termination of Option.
     (a) If the Optionee ceases to be a director of the Corporation for any reason other than death, Disability, Retirement or removal for Cause, the Option shall terminate three months after the Optionee ceases to be a director of the Corporation (unless the Optionee dies during such period), or on the Option’s expiration date, if earlier, and shall be exercisable during such period after the Optionee ceases to be a director of the Corporation only with respect to the number of shares of Common Stock which the Optionee was entitled to purchase on the day preceding the day on which the Optionee ceased to be a director.
     (b) If the Optionee ceases to be a director of the Corporation because of removal for Cause, the Option shall terminate on the date of the Optionee’s removal.
     (c) In the event of the Optionee’s death, Disability or Retirement while a director of the Corporation, or the Optionee’s death within three months after the Optionee ceases to be a director (other than by reason of removal for Cause), the Option shall terminate upon the earlier to occur of: (i) 12 months after the date of the Optionee’s death, Disability or Retirement, or (ii) the Option’s expiration date. The Option shall be exercisable during such period after the Optionee’s death, Disability or Retirement with respect to the number of shares of Common Stock as to which the Option shall have been exercisable on the date preceding the Optionee’s death, Disability or Retirement, as the case may be.
     (d) Notwithstanding Section 6.6(a) but subject to Section 6.6(b), if an Optionee ceases to be a director of the Corporation at or after a Change in Control other than by reason of Cause, death, Disability or Retirement, any Option held by such Optionee shall be exercisable for the lesser of: (1) six months and one day after the Optionee ceases to be a director, and (2) the balance of such Option’s term.
6.7 Restriction On Disposition. Each Option granted under the Plan shall require the Optionee to agree not to sell, assign or transfer any shares of Common Stock acquired as a result of exercising an Option, or any part thereof, until after such shares have been held by the Optionee for one year after the date of exercise of the Option which resulted in their acquisition. This Section 6.7 shall not apply: (i) on and after a Change in Control, (ii) on and after an Optionee’s Disability or Retirement, (iii) to an Optionee who is the personal representative, heir or legatee of a deceased Non-Employee Director, (iv) to the extent necessary for tax withholding pursuant to Section 6.5, or (v) to the extent necessary in connection with the exercise of an Option pursuant to the third paragraph of Section 6.5. Certificates for shares subject to these restrictions on sale, assignment or transfer shall include a legend which describes such restrictions. When such restrictions end, unlegended certificates for such shares shall be delivered upon surrender of the legended certificates.
6.8 Transferability and Shareholder Rights of Holders of Options. No Option granted under the Plan shall be transferable otherwise than: (i) by will or by the laws of descent and distribution, or (ii) pursuant to a qualified domestic relations order (as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder). An Option may be exercised, during the lifetime of an Optionee, only by the Optionee. An Optionee shall have none of the rights of a shareholder of the Corporation until the Option has been exercised and the Common Stock subject to the Option has been registered in the name of the Optionee on the transfer books of the Corporation.
SECTION 7. Restricted Stock Terms
7.1 Awards and Certificates.
     (a) Restricted Stock shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of Restricted Stock shall be registered in the name of the Grantee and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award, substantially in the following form:
“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the First Financial Bancorp. Amended and Restated 1999 Non-Employee Director Stock Plan and an Award Agreement. Copies of such Plan and Agreement are on file at the offices of First Financial Bancorp., Hamilton, Ohio.”
     (b) The Committee may require that the certificates evidencing such shares be held in custody by the Corporation until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the Grantee shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.
     (c) Upon the end of the Restriction Period and provided that the Restricted Stock has not been forfeited, the Corporation shall, upon the Grantee’s request or upon its own initiative, issue or have issued new certificates without the legend described in Section 7.1(a), in exchange for those certificates previously issued.
7.2 Terms and Conditions. Restricted Stock shall be subject to the following terms and conditions.
     (a) Except as otherwise provided in Sections 7.2(d), 7.2(e), 7.2(f), and 7.2(g), all restrictions on Restricted Stock granted pursuant to an Award shall end (and the Restricted Stock shall thereupon become vested) only as follows: one-third of the Award shall vest as of the date of the Award and one-third each shall vest as of the dates immediately prior to the Annual Meeting dates of the Corporation of each of the years containing the first and second anniversaries of the date of the Award, respectively, provided the grantee remains a director of the Corporation as of the date on which vesting occurs.

     (b) Subject to the provisions of the Plan and the Restricted Stock Agreement referred to in Section 7.2(h), and until the expiration of the Restriction Period, the Grantee shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Restricted Stock.
     (c) Except as provided in Sections 7.2(b) and this 7.2(c) and the Award Agreement, the Grantee shall have, with respect to the Restricted Stock, all of the rights of a shareholder of the Corporation holding the class or series of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the shares and the right to receive any cash dividends. If so determined by the Committee in the applicable Award Agreement and provided that sufficient shares are available under Section 3 of the Plan for such reinvestment, (1) cash dividends on the class or series of Common Stock that is the subject of the Restricted Stock Award shall be automatically deferred and reinvested in additional Restricted Stock, held subject to the vesting of the underlying Restricted Stock and (2) dividends payable in Common Stock shall be paid in the form of Restricted Stock of the same class as the Common Stock with which such dividend was paid, held subject to the vesting of the underlying Restricted Stock.
     (d) Except to the extent otherwise provided in the applicable Restricted Stock Agreement and Sections 7.2(a), 7.2(f) and 7.2(g), if a Grantee ceases to be a director of the Corporation for any reason other than death, Disability, Retirement, or Cause, all unvested Restricted Stock shall be forfeited as of the date the Grantee ceases to be a director.
     (e) If a Grantee ceases to be a director of the Corporation because of removal for Cause, all unvested Restricted Stock shall be forfeited as of the date the Grantee ceases to be a director.
     (f) In the event of a Grantee’s death, Disability or Retirement while a director of the Corporation, all unvested Restricted Stock shall become fully vested and all restrictions shall end as of the date of such death, Disability or Retirement.
     (g) Notwithstanding Section 7.2(d) but subject to Section 7.2(e), if a Grantee ceases to be a director of the Corporation at or within twelve months after a Change in Control other than by reason of Cause, death, Disability or Retirement, any unvested Restricted Stock held by such Grantee shall become fully vested and all restrictions shall lapse as of the date the Grantee ceases to be a director.
     (h) Each Award shall be confirmed by, and be subject to, the terms of an Award Agreement.
SECTION 8. Adjustments Upon Change In Capitalization
Notwithstanding the limitations set forth in Section 3, in the event of a merger, reorganization, consolidation, recapitalization, reclassification, split-up, spin-off, separation, liquidation, stock dividend, stock split, reverse stock split, property dividend, share repurchase, share combination, share exchange, issuance of warrants, rights or debentures or other change in corporate structure of the Corporation affecting the Common Stock, the Board shall make such substitution or adjustments in the aggregate number and kind of shares reserved for issuance under the Plan, in the number, kind and option price of shares subject to outstanding Options or Restricted Stock Awards, and/or such other equitable substitution or adjustments as it may determine to be appropriate in its sole discretion; provided, however, that the number of shares subject to any Award shall always be a whole number.

SECTION 9. Termination and Amendment
9.1 Termination. The Plan shall terminate on the earliest to occur of: (i) the date when all of the Common Stock available under the Plan shall have been acquired through the exercise of Options and all Restricted Stock granted under the Plan shall have vested; (ii) April 26, 2009; or (iii) such earlier date as the Board may determine. Notwithstanding the foregoing sentence, the termination of the Plan shall not terminate the rights of a Grantee or Optionee with respect to Awards made on or prior to the date of such Plan termination.
9.2 Amendment. The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would: (i) impair the rights under an Award or Award Agreement theretofore granted without the recipient’s consent, except such an amendment made to cause the Plan to qualify for the exemption provided by Rule 16b-3 or to cause the Plan to comply with Code section 409A, or (ii) disqualify the Plan from the exemption provided by Rule 16b-3. In addition, no such amendment shall be made without the approval of the Corporation’s shareholders to the extent such approval is required by law or agreement.
SECTION 10. Withholding
Upon (a) the issuance of Common Stock as a result of the exercise of an Option Award or (b) the vesting of Restricted Stock under an Award, the Corporation shall have the right to retain or sell without notice sufficient Common Stock to cover the amount of any federal income tax required to be withheld with respect to such Common Stock being issued or vested, remitting any balance to the Optionee or Grantee; provided, however, that the Optionee or Grantee shall have the right to provide the Corporation with the funds to enable it to pay such tax.
SECTION 11. No Right to Re-Election
Nothing in the Plan or in any Award granted pursuant to the Plan or any action taken under the Plan shall confer on any individual any right to continue as a director of the Corporation or to be renominated by the Board or re-elected by the shareholders of the Corporation.
SECTION 12. Effective Date of the Plan
The original effective date of the Plan was the date of the 1999 Annual Meeting of Shareholders at which the Corporation’s shareholders approved the Plan. The effective date of this amendment and restatement of the Plan is the Effective Amendment Date as defined in Section 2.1(k).
SECTION 13. Prior Plan
This Plan is intended to amend and restate the First Financial Bancorp. 1999 Stock Option Plan for Non-Employee Directors (the “Prior Plan”) for all Awards granted on or after the Effective Amendment Date of the Plan. Except as provided in Section 9.2 and Section 15, options granted under the Prior Plan which are outstanding on the Effective Amendment Date of the Plan will not be affected by the amended and restated Plan.
SECTION 14. Governing Law
The provisions of the Plan shall be construed, administered and enforced according to the laws of the State of Ohio without regard to its conflict of laws rules.

SECTION 15. Code Section 409A Compliance
The Corporation intends to operate the Plan in good faith compliance with the provisions of Section 409A of the Code and IRS Notice 2005-1 during calendar years 2005 and 2006 and further intends to amend the Plan and any outstanding Awards on or before December 31, 2006, or such later date as may be permitted, to conform to the provisions of Section 409A of the Code with respect to amounts subject to Section 409A of the Code.
Amended and Restated approved by shareholders on 4/25/2006